EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, being an officer or director or both of SRFG, INC., a Delaware corporation (the "Corporation"), hereby does constitute and appoint GEORGE F. SLOOK, KEITH E. TROST AND LARRY R. RAYMOND, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, deliver or file any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Corporation to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under said Securities Act of certificates of interest in grantor trusts to be issued by, or on behalf of, the Corporation under the provisions of appropriate trust instruments, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Corporation, as indicated below opposite his signature, to the registration statements, or any amendments, post-effective amendments, supplements or papers supplemental thereto to be filed in respect of said certificates of interest, and any additional registration statements filed pursuant to Rule 462, and the undersigned hereby does fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ George F. Slook George F. Slook	President, Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2001
/s/ Keith E. Trost Keith E. Trost	Vice President, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	July 23, 2001
/s/ Thomas N. Beckmann Thomas N. Beckmann	Director	July 23, 2001
/s/ Paul J. Liska Paul J. Liska	Director	July 23, 2001
/s/ Larry R. Raymond Larry R. Raymond	Director	July 23, 2001
/s/ B. T. Reidy B.T. Reidy	Director	July 23, 2001
/s/ Norman Tucker Norman Tucker	Director	July 23, 2001
/s/ Richard F. Westenberger Richard F. Westenberger	Director	July 23, 2001